Exhibit 5.1

Clark Hill PLC 130 E. Randolph Street, Suite 3900 Chicago, Illinois 60601 T (312) 985-5900 F (312) 985-5999

November 20, 2024

HCW Biologics Inc.

2929 N Commerce Parkway

Miramar, Florida 33025

Re: HCW Biologics Inc.

Sale of Securities Under Form S-3 Shelf Registration

Ladies and Gentlemen:

We have acted as your counsel in connection with the offer and sale to a single institutional investor (the “Purchaser”) pursuant to that certain Securities Purchase Agreement, dated as of November 18, 2024 (the “Purchase Agreement”) between HCW Biologics Inc., a Delaware corporation (the “Company”) and the Purchaser: (a) in a registered direct public offering (the “Registered Offering”) of: (i) 4,160,000 shares (the “Common Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”); and 2,557,000 Pre-Funded Warrants to purchase shares of common stock (the “Pre-Funded Warrants”); and (b) in a concurrent private placement (the “Private Placement”) of unregistered common stock purchase warrants (the “Warrants”) to purchase up to an aggregate of 6,717,000 shares of Common Stock.

The shares of Common Stock and Pre-Funded Warrants in the Registered Offering were offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-266991), (the “Registration Statement”) filed by HCW Biologics Inc., a Delaware corporation (the “Company”), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 26, 2022. We have examined the Registration Statement, which relates to the offering and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Company, of up to $100,000,000 aggregate offering amount of various securities, including but not limited to:

(i) common stock of the Company, $0.0001 par value per share, including common stock that may be issued upon the exercise of Warrants (as defined below);

(ii) warrants to purchase Common Stock, which may be issued independently or together with other securities of the Company; and

(iii) units of the Company consisting of Common Stock or Warrants in any combination.

HCW Biologics, Inc.

November 20, 2024

The Registered Offering has been made by means of a prospectus supplement filed with the SEC on November 20, 2024 that forms a part of the Registration Statement (the “Prospectus Supplement”). No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

In connection with the rendering of the opinions expressed herein, we have examined each of the following documents:

(a) a copy of the Purchase Agreement executed by the Company and the Purchaser; and

(b) the form of Pre-Funded Warrant issued to the Purchaser pursuant to the Purchase Agreement.

In addition, we have examined and relied upon (i) the Registration Statement, (ii) the Prospectus Supplement filed by the Company with the Commission in connection with certain transactions contemplated by the Purchase Agreement, (iii) the Company’s certificate of incorporation and bylaws, each as amended and restated through the date hereof, (c) certain resolutions of the Board relating to the Registration Statement or the issuance, sale and registration of the Common Shares and the Warrants and (iv) the originals or copies, certified or otherwise, identified to our satisfaction, of such records of the Company, certificates of public officials regarding the Company, officers of the Company, and such matters of law and regulation as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed.

In such examination, we have assumed the following: (i) the authenticity of documents submitted to us as originals and the conformity to authentic original documents, agreements and instruments of all documents, agreements and instruments submitted to us as facsimiles or PDFs, or as certified, conformed or reproduced copies, and the genuineness of all signatures; (ii) the legal capacity and competency of all signatories and the genuineness and validity of all signatures to the Purchase Agreement and the documents relating to the transactions contemplated therein (collectively, the “Transaction Agreements”), (iii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies; (iv) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; and (v) the truth, accuracy and completeness of the information, factual matters, representations, warranties and covenants contained in the records, agreements (including the Transaction Agreements), documents, instruments and certificates we have reviewed. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

HCW Biologics, Inc.

November 20, 2024

We have further assumed (without independent verification) that:

A. All persons acting on behalf of the parties in connection with the Transaction Agreements, including agents and fiduciaries, were duly authorized so to act; and

B. The Registration Statement and any other post-effective amendments or supplements thereto (other than the Prospectus Supplement and the financial statements included therein, as to which no opinion need be rendered) each as of their respective dates complied, as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

Based upon the foregoing and in reliance thereon, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Common Shares have been duly authorized and validly issued and are fully paid and nonassessable;

2. The Prefunded Warrants have been duly authorized and validly issued and are fully paid and nonassessable; and

3. The shares of common stock to be issued upon the proper exercise of the Prefunded Warrants have been duly authorized, and when the Prefunded Warrants have been properly exercised, such shares will be validly issued, fully paid and nonassessable.

We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement.

Our opinion herein is limited to the U.S. Federal Laws and the General Corporation Law of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdictions. The opinion which we render herein is as of the date hereof, and we assume no obligation to revise or supplement this opinion should such laws be changed by legislative or regulatory action, judicial decision or otherwise.

Very truly yours,

Clark Hill PLC